UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
MedImmune, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑      No fee required.
☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐      Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notice of
Annual Meeting
and Proxy
Statement

2
0
0
6

April 21, 2006
Dear MedImmune Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders to be held at our headquarters at One MedImmune Way, Gaithersburg, Maryland 20878, on May 25, 2006, at 10:00 a.m. local time. Information about the meeting, the nominees for directors and the proposals to be considered is presented in the Notice of Annual Meeting of Stockholders and the Proxy Statement on the following pages.
In addition to the formal items of business to be brought before the meeting, I will report on our operations during 2005. This will be followed by a question and answer period.
Your participation in MedImmune’s affairs is important, regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy promptly.
We look forward to seeing you on May 25.

Sincerely,

David M. Mott
Chief Executive Officer,
President and Vice Chairman

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2006
PROXY STATEMENT GENERAL INFORMATION
Voting of Proxies
Stockholders Entitled to Vote
Attendance at Annual Meeting
PROPOSAL 1 -- ELECTION OF DIRECTORS
Committees and Meetings
Report of the Corporate Governance and Nominating Committee
Global Standards of Business Conduct and Ethics
Report of the Compensation and Stock Committee
Executive Compensation
Equity Compensation Plan Information
Performance Graph
Report of the Audit Committee
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Party Transactions
PROPOSAL 2--AMENDMENT TO THE 2003 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
Participation and Administration
Terms and Condition of Options
Shares Subject to the Non-Employee Directors Plan
Amendment and Termination
Effective Date of the Non-Employee Directors Plan
Federal Income Tax Aspects
PROPOSAL 3--APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006
Fees and Services of PricewaterhouseCoopers LLP
SECURITY OWNERSHIP
Principal Stockholders
OTHER MATTERS
Proxy Solicitation
Deadline for Submission of Stockholder Proposals for Next Year’s Annual Meeting
Stockholders Sharing the Same Address

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006
The Annual Meeting of Stockholders of MedImmune, Inc. will be held at our headquarters at One MedImmune Way, Gaithersburg, Maryland on May 25, 2006 at 10:00 a.m. local time, for the following purposes:

1.	To elect nine directors;

2.	To approve an amendment to the 2003 Non-Employee Directors Stock Option Plan to increase the number of shares authorized for issuance under the plan from 800,000 shares to 1,350,000 shares;

3.	To approve and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006; and

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.
Stockholders of record at the close of business on March 31, 2006 are entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

William C. Bertrand, Jr.
Corporate Secretary
One MedImmune Way
Gaithersburg, Maryland 20878
April 21, 2006

PROXY STATEMENT
GENERAL INFORMATION
The Board of Directors of MedImmune, Inc. (“MedImmune,” the “company,” “we,” “us” or “our”) furnishes this Proxy Statement to stockholders along with the solicitation of proxies to be voted at the Annual Meeting of Stockholders on May 25, 2006. We are mailing this Proxy Statement, the accompanying proxy card and Annual Report to Stockholders on or about April 21, 2006. The presiding officer will decide the procedures we will use in conducting our business and we generally limit the scope to matters properly brought before the meeting at the suggestion of the Board of Directors or by a stockholder pursuant to provisions requiring advance notice and disclosure of relevant information. On March 31, 2006, the record date for the meeting, there were 248,712,020 outstanding shares of our common stock, $0.01 par value per share. Each share is entitled to one vote. Stockholders do not have cumulative voting rights.
Voting of Proxies
Since many of our stockholders are unable to attend our Annual Meeting, the Board of Directors solicits proxies to provide each stockholder with an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. You should read the material in this Proxy Statement carefully, and specify your choice on each matter by marking the appropriate boxes on the enclosed proxy card. Please sign, date and return the card in the enclosed, stamped envelope. If you wish to vote by telephone or via the internet, please follow the instructions included with the proxy card. The American Stock Transfer & Trust Company, our independent proxy-processing agent, receives stockholder proxies and the vote is certified by the Inspectors of Election at the Annual Meeting.
If you do not specify a choice on the proxy card, but the card is properly signed and returned, your shares will be voted by the proxy committee as we recommend. A stockholder who signs a proxy may revoke or revise that proxy at any time before the Annual Meeting. Even if you return a proxy, you may cancel it by voting a ballot at the Annual Meeting.
Our proxy committee consists of David M. Mott, Chief Executive Officer, President and Vice Chairman, and William C. Bertrand, Jr., Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer. Returned proxy cards also give the proxy committee discretionary authority to vote all represented shares of stock, including any matter presented after March 31, 2006, subject to federal securities laws. If any of the nominees for director named in “Proposal 1— Election of Directors” should be unavailable for election, the proxies will be voted for the election of such other person as we may recommend in place of such nominee.
Stockholders Entitled to Vote
If you are a stockholder of record at the close of business on March 31, 2006, you are entitled to receive notice of the Annual Meeting and to vote the shares you hold as of that date. In order for the Annual Meeting to be held, the holders of a majority of the issued and outstanding shares of our stock entitled to vote at the meeting must be represented in person or by proxy. The election of directors requires a plurality of the votes of the stockholders represented at the meeting and all other matters to be submitted to the stockholders require the affirmative vote of the holders of a majority of the shares represented at the meeting. Abstentions have the same effect as a vote against any such matter. Broker non-votes are deemed not entitled to vote and are not counted as votes for or against any such matter. Under the rules of the National Association of Securities Dealers (the “NASD”), brokers holding stock for the accounts of their clients who have not been given specific voting instructions may vote client proxies in their discretion with respect to “Proposal 1— Election of Directors” and “Proposal 3— Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2006.”
Attendance at Annual Meeting
To ensure the availability of adequate space for our stockholders wishing to attend the Annual Meeting, priority seating will be given to stockholders of record, beneficial owners of our stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, a stockholder may bring one guest. In order that seating may be equitably allocated, if you wish to bring more than one guest you must write to our Corporate Secretary in advance of the meeting and receive written concurrence. If you are unable to attend, you may request a copy of the report of the proceedings of the meeting from the Corporate Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS
We will elect nine directors at the Annual Meeting and each director will hold office until their successors are duly elected and qualified. Our By-Laws authorize the Board of Directors from time to time to determine the number of directors. The Board of Directors fills vacancies in unexpired terms and any additional positions created by board action.
The Board of Directors recommends a vote FOR the following nominees:
The table below shows the name and age (as of the date of the Annual Meeting) of each of the directors, any positions and offices held by each with MedImmune, and the period during which each has served as a director.

			Served as
Name	Age	Position Held	Director Since

Wayne T. Hockmeyer, Ph.D.	61	Founder and Chairman1* ; President, MedImmune Ventures, Inc.	1988
David M. Mott	40	Chief Executive Officer, President and Vice Chairman[1]	1995
David Baltimore, Ph.D.	68	Director[2,3]	2003
M. James Barrett, Ph.D.	63	Director1,3*,4,5	1988
James H. Cavanaugh, Ph.D.	69	Director1,5*,6*	1990
Barbara Hackman Franklin	66	Director1,4*,5,6	1995
Gordon S. Macklin	77	Director2*,4,5	1994
George M. Milne, Jr., Ph.D.	62	Director[5,6]	2005
Elizabeth H.S. Wyatt	58	Director[2,3,4]	2002

(1)	Member of the Executive Committee

(2)	Member of the Investment Committee

(3)	Member of the Compliance Committee

(4)	Member of the Audit Committee

(5)	Member of the Compensation and Stock Committee

(6)	Member of the Corporate Governance and Nominating Committee

*	Chairperson of indicated committee

Dr. Hockmeyer founded MedImmune, Inc. in April 1988 as President and Chief Executive Officer and was elected to serve on the Board of Directors in May 1988. Dr. Hockmeyer became Chairman of the Board of Directors in May 1993. He relinquished his position as Chief Executive Officer in October 2000 and now serves as the Chairman of the Board of Directors and President of MedImmune Ventures, Inc. Dr. Hockmeyer earned his bachelor’s degree from Purdue University and his Ph.D. from the University of Florida in 1972. Dr. Hockmeyer was recognized in 1998 by the University of Florida as a Distinguished Alumnus and in 2002, he was awarded a Doctor of Science honoris causa from Purdue University. Dr. Hockmeyer is a member of the Maryland Economic Development Commission and the Maryland Governor’s Workforce Investment Board (GWIB). He is also a member of the Maryland Governor’s Scientific Advisory Board. He is a member of the Board of Directors of the publicly traded biotechnology companies Advancis Pharmaceutical Corp., GenVec, Inc., Idenix Pharmaceuticals, Inc. and Vanda Pharmaceuticals, Inc., and serves on the boards of several educational and philanthropic organizations.

Mr. Mott was appointed Chief Executive Officer and Vice Chairman in October 2000 and was also appointed President in February 2004. He joined MedImmune in April 1992 as Vice President with responsibility for business development, strategic planning and investor relations. In 1994, Mr. Mott assumed additional responsibility for the medical and regulatory groups, and in March 1995 was appointed Executive Vice President and Chief Financial Officer. In November 1995, Mr. Mott was appointed to the position of President and Chief Operating Officer and was elected to the Board of Directors. In October 1998, Mr. Mott was appointed Vice Chairman. Mr. Mott is a member of the board of the Biotechnology Industry Organization (BIO), MdBIO, Inc. and the Maryland High Tech Council, and also serves on the Board of Trustees of St. James School and on the Board of Governors of Beauvoir, the National Cathedral Elementary School. He holds a bachelor of arts degree from Dartmouth College.

Dr. Baltimore has been a director of MedImmune since August 2003. Since 1997, Dr. Baltimore has been the President of the California Institute of Technology. In 2006 he will step down as President and be Professor. From 1996 to 2002, he was the Chairman of the National Institutes of Health AIDS Vaccine Research Committee. From 1995 to 1997, Dr. Baltimore was an Institute Professor at the Massachusetts Institute of Technology (“MIT”), and from 1994 to 1997, the Ivan R. Cottrell Professor of Molecular Biology and Immunology at MIT. Previously, Dr. Baltimore was a professor at Rockefeller University from 1990 to 1994, and was Rockefeller’s President from 1990 through 1991. He also served as founding director of the Whitehead Institute for Biomedical Research at MIT from 1982 to 1990. Dr. Baltimore’s honors include a 1975 Nobel Prize for his work in virology, the 1970 Gustave Stern Award in Virology, the 1971 Eli Lilly and Co. Award in Microbiology and Immunology, the 1999 National Medal of Science, and the 2000 Warren Alpert Foundation Prize. He was elected to the National Academy of Sciences in 1974, and is also a fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the American Academy of Microbiology. He is President-elect of the American Association for the Advancement of Science and will be President in 2007. Dr. Baltimore currently serves on the Board of Directors of BB Biotech, AG, a Swiss investment company, and Amgen, Inc. Dr. Baltimore holds a bachelor’s degree from Swarthmore College, and a doctorate from Rockefeller University.

Dr. Barrett has been a director of MedImmune since 1988. He is the Chairman of the Board of Sensors for Medicine and Science, Inc., which he founded, and is a General Partner of New Enterprise Associates. From January 1997 to September 2001 he served as Chairman of the Board and Chief Executive Officer of Sensors for Medicine and Science, Inc. From July 1987 to September 1996, he was Chief Executive Officer and a director of Genetic Therapy, Inc. From 1982 to July 1987, Dr. Barrett served as President of Life Technologies, Inc. and its predecessor, Bethesda Research Laboratories, Inc. Prior to 1982, he was employed at SmithKline Beecham Corporation for 13 years, where he held a variety of positions, including President of its In Vitro Diagnostic Division and President of SmithKline Clinical Laboratories. He also serves on the Boards of Pharmion, Inc., Inhibitex, Inc., Iomai Corporation, GlycoMimetics, Inc., Peptimmune, Inc. and Targacept, Inc. Dr. Barrett holds a doctorate in biochemistry from the University of Tennessee and a master’s degree in business administration from the University of Santa Clara.

Dr. Cavanaugh has been a director of MedImmune since September 1990 and has been a General Partner of HealthCare Ventures LLC since 1989. Prior thereto, Dr. Cavanaugh served as President of SmithKline and French Laboratories U.S., Inc., from March 1985 to February 1989 and as President of SmithKline Clinical Laboratories from 1981 to 1985. Prior thereto, Dr. Cavanaugh was the President of Allergan International, a specialty eye care company. Dr. Cavanaugh also serves as a member of the Board of Directors of Shire Pharmaceuticals Group PLC, Diversa Corp. and Vicuron, Inc. Prior to his industry experience, Dr. Cavanaugh was Deputy Assistant to the President for Domestic Affairs and Deputy Chief of the White House Staff. Before his White House tour, he served as Deputy Assistant Secretary for Health and Scientific Affairs in the U.S. Department of Health, Education and Welfare and as Special Assistant to the Surgeon General of the U.S. Public Health Service. In addition to serving on the boards of directors of several health care and biotechnology companies, Dr. Cavanaugh currently serves on the Board of Directors of the National Venture Capital Association and as Trustee Emeritus of the California College of Medicine. He has served on the Board of Directors of the Pharmaceutical Research and Manufacturers Association, Unihealth America, the Proprietary Association and on the Board of Trustees of the National Center for Genome Resources. He was a Founding Director of the Marine National Bank in Santa Ana, California. Dr. Cavanaugh holds a doctorate and a master’s degree from the University of Iowa and a bachelor of science degree from Fairleigh Dickinson University.

Ms. Franklin has been a director of MedImmune since November 1995. She is President and Chief Executive Officer of Barbara Franklin Enterprises, a private investment and management consulting firm in Washington, D.C. which she founded in January 1995. Between January 1993 and January 1995, she was a lecturer and served as a director of various corporations and organizations. Ms. Franklin served as the 29th U.S. Secretary of Commerce from 1992-1993. Prior to that appointment, she was President and Chief Executive Officer of Franklin Associates, a management consulting firm which she founded in 1984. Ms. Franklin was a Senior Fellow of the Wharton School of Business (1979-1988), an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission (1973-1979), and a staff assistant to the President of the U.S. (1971-1973). Prior to that, she held executive positions at Citibank and the Singer Company. Ms. Franklin currently serves on the board of directors of Aetna Inc., The Dow Chemical Company, GenVec, Inc., and Washington Mutual Investors Fund. She is Chairman of the Economic Club of New York, Vice Chair of the US-China Business Council, a director of the National Association of Corporate Directors, and a member of the Public Company Accounting Oversight Board Advisory Council. She is a past director of the Nasdaq Stock Market, Inc. and the American Institute of CPAs. She was named one of Board Alert’s Outstanding Directors (2003), Director of the Year by the National Association of Corporate Directors (2000), and was awarded the John J. McCloy award for her contributions to audit excellence (1992). She graduated from the Pennsylvania State University with distinction and earned an MBA from the Harvard Business School.

Mr. Macklin has been a director of MedImmune since July 1994. Mr. Macklin has been an independent financial advisor since 1992. He served as Chairman of the White River Corporation from 1994 to 1998. Formerly Deputy Chairman and Director of White Mountains Insurance Group, Inc., from 1987 through 1992 he was Chairman and Co-CEO for Hambrecht and Quist Group, an investment banking and venture capital firm. Previously, Mr. Macklin was President of the National Association of Securities Dealers, Inc., from 1970 through 1987. He also served as Chairman of National Clearing Corporation (1970 to 1975) and as a partner and member of the Executive Committee of McDonald & Company Securities, Inc., where he was employed from 1950 through 1970. Mr. Macklin serves on the Board of Overstock.com, and is director, trustee or managing general partner, as the case may be, of 48 of the investment companies in the Franklin Templeton Group of Funds.

Dr. Milne has been a director of MedImmune since April 2005, and previously served on our Scientific Advisory Board from January 2004 until March 2005. From 1970 to July 2002, Dr. Milne held various management positions with Pfizer Corporation, including most recently Executive Vice President, Pfizer Global Research and Development and President, Worldwide Strategic and Operations Management. Dr. Milne was also a Senior Vice President of Pfizer Inc. and a member of the Pfizer Management Council. He was President of Central Research from 1993 to July 2002 with global responsibility for Pfizer’s Human and Veterinary Medicine Research and Development. Dr. Milne is currently a Venture Partner with Radius Ventures and also a director of the publicly traded companies, Aspreva Pharmaceuticals, Inc., Charles River Laboratories, Inc. and Mettler-Toledo International, Inc.

Ms. Wyatt has been a director of MedImmune since February 2002. Ms. Wyatt retired in December 2000 from Merck & Co., Inc. where she had headed Merck’s worldwide product and technology acquisition activities as Vice President of Corporate Licensing. Ms. Wyatt joined Merck in 1980 and was responsible for many of its major agreements. Previously she had been a consultant and an academic administrator responsible, for example, for the Harvard Business School’s first formal marketing of its executive education programs. She currently serves on the Board of Directors of Neose Technologies, Ariad Pharmaceuticals, The Medicines Company and on the Board of Directors of Sweet Briar College and on the Investment Committee of Randolph-Macon College. Ms. Wyatt graduated with a bachelor of arts magna cum laude and Phi Beta Kappa from Sweet Briar College, earned a master’s degree in education from Boston University and a master’s degree in business administration with honors from the Harvard Business School.
The Board has determined that all members of the Board other than Dr. Hockmeyer and Mr. Mott qualify as “independent directors” within the meaning of the rules of the NASD. Accordingly, each Director who serves on the Compensation and Stock Committee, the Audit Committee, the Corporate Governance and Nominating Committee and the Compliance Committee is an independent director within the meaning of the rules of the NASD. In addition, the Board has determined that each Director who serves on the Audit Committee is “independent” within the meaning of the rules of the U.S. Securities and Exchange Commission (the “SEC”).
Committees and Meetings
Committees of the Board of Directors consist of the Audit Committee, the Compensation and Stock Committee, the Corporate Governance and Nominating Committee, the Investment Committee, the Compliance Committee and the Executive Committee. All of these committees operate under a written charter which sets the functions and responsibilities of that committee. A copy of the charter for each committee can be found on our website at www.medimmune.com. More information concerning each of the committees is set forth below.
The Audit Committee oversees matters relating to the adequacy of our controls and financial reporting process and the integrity of our financial statements, our compliance with legal requirements relating to financial disclosure, the qualifications and independence of our independent registered public accountants and the effectiveness of our internal audit function and independent registered public accountants. The Audit Committee also reviews audit plans and procedures, changes in accounting policies and the use of the independent registered public accountants for any non-audit services. In addition, the Audit Committee reviews any related party transactions in which we are involved. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters and any confidential, anonymous submissions by our employees regarding concerns of questionable accounting or auditing matters. The Board has determined that Ms. Franklin, Dr. Barrett and Mr. Macklin qualify as “audit committee financial experts” as defined by the rules of the SEC. The members of the Audit Committee are Ms. Franklin (Chair), Dr. Barrett, Mr. Macklin and Ms. Wyatt. During 2005, the Audit Committee met eight times.
The Compensation and Stock Committee determines the compensation and benefits of our officers and establishes general policies relating to compensation and benefits of our employees. The Compensation and Stock Committee is also responsible for administering our stock incentive plans in accordance with the terms and conditions set forth therein. The members of the Compensation and Stock Committee are Dr. Cavanaugh (Chair), Dr. Barrett, Ms. Franklin, Mr. Macklin and Dr. Milne. During 2005, the Compensation and Stock Committee met seven times.

The Corporate Governance and Nominating Committee oversees matters regarding our corporate governance and the composition and effectiveness of the Board of Directors. The Corporate Governance and Nominating Committee’s responsibilities include identifying, reviewing qualifications of and making recommendations with respect to potential nominees to fill open positions on the Board of Directors. The Corporate Governance and Nominating Committee also considers qualifications of nominees recommended by MedImmune stockholders. If you wish to recommend a nominee, you may do so by writing to the Board of Directors, care of the Corporate Secretary, following the procedure described in the “Report of the Corporate Governance and Nominating Committee” below. The members of the Corporate Governance and Nominating Committee are Dr. Cavanaugh (Chair), Ms. Franklin and Dr. Milne. During 2005, the Corporate Governance and Nominating Committee met five times.
The Investment Committee is responsible for overseeing our investment portfolio. The Investment Committee reviews our investment policy, oversees the performance of MedImmune Ventures, Inc., our wholly owned venture capital subsidiary, and evaluates the performance of our investment portfolio. The members of the Investment Committee are Mr. Macklin (Chair), Dr. Baltimore and Ms. Wyatt. During 2005, the Investment Committee met one time.
The Compliance Committee oversees our compliance with laws and regulations relating to the research, development, manufacture and marketing of our products. The members of the Compliance Committee are Dr. Barrett (Chair), Dr. Baltimore and Ms. Wyatt. During 2005, the Compliance Committee met five times.
The Executive Committee is responsible for matters that may arise from time to time between regular meetings of the Board of Directors. The members of the Executive Committee are Dr. Hockmeyer (Chair), Dr. Barrett, Dr. Cavanaugh, Ms. Franklin and Mr. Mott. During 2005, the Executive Committee met one time.
During 2005, the Board of Directors met eight times. All directors attended more than 75% of the 2005 meetings of the Board and the Committees on which they serve, except for Mr. Macklin who attended 74% of the 2005 meetings of the Board and the Committees on which he serves.
Report of the Corporate Governance and Nominating Committee
The Board of Directors appoints the Corporate Governance and Nominating Committee (the “Governance Committee”) each year. The primary function of the Governance Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to matters of corporate governance and the composition and effectiveness of the Board of Directors. To that end, the Governance Committee has adopted a written set of Corporate Governance Guidelines for MedImmune to follow. A copy of the Corporate Governance Guidelines can be found on the company’s website at www.medimmune.com.
The Governance Committee utilizes a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons. In assessing the qualifications of potential nominees, the Governance Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third-party background and reference checks and on such other due diligence information as is reasonably available. The Governance Committee must be satisfied that the candidate possess the highest professional and personal ethics and values and has broad experience at the policy-making level in business, government, education or public interest before the Governance Committee recommends a candidate as a nominee to the Board of Directors.
If you wish to have a candidate considered by the Governance Committee, you should submit the following written information to MedImmune’s Corporate Secretary:

•	the name and the contact information of, and the number of shares of MedImmune common stock held by, the person submitting the candidate;

•	the name and contact information of the candidate;

•	a resume of the candidate’s educational and professional experience and list of references;

•	a statement setting forth any relationship between the candidate and any customer, supplier, competitor, employee or director of MedImmune or between the candidate and the stockholder proposing the candidate; and

•	a signed consent of the candidate to background and reference checks as part of the evaluation process, to being named in a proxy statement (if determined advisable by the Governance Committee) and to serving on the Board of Directors if nominated and elected.
As part of its corporate governance oversight, the Governance Committee has established a mechanism by which stockholders may communicate with the Board of Directors. You may do so by writing to the Board of Directors c/o the Corporate Secretary at MedImmune’s corporate headquarters. In addition, the Governance Committee has adopted a policy stating that members of the Board of Directors are expected to attend annual meetings of our stockholders. At our 2005 annual meeting of stockholders, all members of the Board of Directors were in attendance.
In 2005, the Audit Committee, Compensation and Stock Committee, Compliance Committee and Governance Committee each conducted a self evaluation to assess the effectiveness of its procedures and compliance with its charter. In addition, the Board of Directors conducted a self evaluation. The Governance Committee reviewed the evaluations and determined that the Board was operating effectively and each committee was operating effectively and in compliance with its charter.

Corporate Governance and Nominating Committee

James H. Cavanaugh, Ph.D. (Chair)
Barbara Hackman Franklin
George M. Milne, Jr., Ph.D.
Global Standards of Business Conduct and Ethics
We have adopted Global Standards of Business Conduct and Ethics that are applicable to all of our directors and employees, including the Principal Executive Officer, the Principal Financial Officer and the Principal Accounting Officer. The Global Standards meet the criteria for a “code of ethics” under the rules of the SEC and a “code of conduct” under the rules of the NASD. The Global Standards are available on our website at www.medimmune.com.
Report of the Compensation and Stock Committee
The Compensation and Stock Committee
The Compensation and Stock Committee (the “Compensation Committee”) is composed of five members that are appointed each year by the Board of Directors. The primary function of the Compensation Committee is to review and determine the compensation program for the Chief Executive Officer and the other executive officers listed on the Summary Compensation Table (the named executives), as well as other members of senior management who are identified as Section 16 officers. The Compensation Committee is also responsible for the review and approval of the MedImmune’s compensation and retirement benefit plans and policies, and the administration of all executive compensation programs, incentive compensation plans and equity-based incentive plans. During 2005, the Compensation Committee met seven times.
The Compensation Committee has retained an independent consultant to assist in fulfilling its responsibilities. The independent consultant is engaged by, and reports directly to, the Committee. In 2005, the independent consultant was engaged for the purpose of conducting a review of the competitiveness of the executive compensation program for MedImmune’s executive officers, presenting data on industry compensation trends, specific data relative to each executive officer and compiling “Tally Sheets” that provided the Compensation Committee with detailed information on the total compensation and benefits provided to MedImmune’s three most senior executive officers.
Overview of Executive Compensation Philosophy
The Compensation Committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent by delivering rewards for superior performance while aligning the goals of executives with those of MedImmune’s stockholders. Specifically, the objectives of MedImmune’s compensation practices are to:

•	Attract and retain executives with significant industry experience;
•	Emphasize long-term equity awards to link executive rewards to shareholder returns;
•	Deliver a substantial portion of senior executives’ compensation through performance-based pay, consistent with our philosophy of not providing any substantial supplemental perquisites and executive benefits;

•	Reward for developing and executing MedImmune’s long-term strategic objectives and the attainment of annual goals; and
•	Maintain a program that supports MedImmune’s core values and that is easily understandable to participants.

The Compensation Committee believes that to attract and retain a highly skilled executive team, MedImmune’s compensation practices must remain competitive with those of other employers with which MedImmune competes for talent. In evaluating compensation levels at MedImmune, the Compensation Committee compares MedImmune’s executive officers’ compensation levels with those of a select group of large biotechnology companies, in terms of sales and market capitalization, and a broader sample of biotechnology/pharmaceutical companies. These groups include both companies similar in size and scope to MedImmune’s operations, as well as companies that MedImmune believes it competes against for executive talent. The Compensation Committee uses the median pay levels of these groups as a guideline when setting base salary, performance-based annual incentives, and equity-based long-term incentives. Actual pay levels are adjusted above or below the median based on a variety of factors, including past performance of the executive and supply and demand for the executive’s position in light of the skills required to carry out the job function.
Elements of Executive Compensation
Base Salary
The Compensation Committee annually reviews and sets the base salaries of the Chief Executive Officer and other executive officers. Base salaries are designed to be appropriately competitive versus the marketplace as described above. The Compensation Committee utilizes both published survey data and publicly available data for MedImmune’s biotechnology and pharmaceutical peers in determining base salaries. In addition to competitive data, the Committee also considers the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and other factors in setting each executive officer’s base salary. The base salaries of executive officers are subject to certain minimums set forth in individual employment agreements that have been approved by the Compensation Committee and include provisions for severance, accelerated option vesting in certain circumstances and extended health care benefits. These benefits are described in greater detail in MedImmune’s public securities filings.
Performance-Based Annual Incentive Awards
The Compensation Committee uses performance-based annual incentive awards to motivate and reward executive officers for the achievement of MedImmune’s strategic and financial goals. MedImmune establishes bonus targets, expressed as a percentage of salary, that range from 40% to 100% for executive officers. Actual awards can be above or below the target bonus opportunity, based on the extent to which MedImmune achieves its performance objectives and the individual executive achieves his or her personal goals. In establishing the targets, MedImmune considers several factors including, in particular, the compensation practices at peer companies in the biotechnology and pharmaceutical industries.
At the beginning of the year, management develops target performance objectives that are reviewed and approved by the Committee. The performance objectives include both long-term strategic goals and financial measures such as sales growth and earnings performance. MedImmune’s key strategic goals for its long-range plan initiated in 2004 are to:

•	Support the growth of Synagis® and Ethyol®
•	Develop FluMist® as a better influenza vaccine
•	Develop Numaxtm as a differentiated successor to Synagis
•	Bring two additional products to market by 2010
•	Elevate science and evolve R&D governance
•	Continue to develop its people, processes and culture
The following annual objectives were set for 2005 to support the company’s ability to stay on track to deliver on its long-term objectives:

•	Commercial objectives include increasing product sales, improving margins, increasing strategic alliances, and improving manufacturing, distribution and supply chains for marketed products.

•	Research and development objectives include achieving regulatory and development milestones for critical late-stage clinical programs, initiating new preclinical and clinical studies, and expanding and securing MedImmune’s intellectual property protection.

•	Infrastructure and organizational objectives include streamlining business processes and managing capital investments, operational budgets and corporate expansion, including human resource and capital asset growth.
The Compensation Committee determines bonus awards for the previous year based in part on an evaluation of the degree to which MedImmune achieves the annual objectives specified at the beginning of the year. Consideration is also given to responses to unanticipated developments during the course of the year.
After a subjective and objective evaluation of (a) MedImmune’s achievements against strategic and financial objectives for 2005, (b) each executive officer’s contribution to MedImmune’s overall results and (c) each executive officer’s achievement of his or her own goals, the Compensation Committee allocated annual bonuses ranging from 40% to 130% of the executive officers’ annual salaries.
Long-term Incentives
We believe that equity-based incentives create a strong alignment of interests between our executive officers and shareholders by motivating and rewarding our executive officers for maximizing shareholder value over the long term. All of MedImmune’s equity compensation plans have been approved by shareholders except for certain plans acquired through acquisitions under which no new incentives are granted.
The Compensation Committee has evaluated a variety of long-term incentive vehicles available to MedImmune and has determined that stock options continue to be the equity vehicle that best aligns executive officers’ interests with long-term shareholder value creation. Stock options provide value only if MedImmune’s stock price appreciates. We also believe stock options provide a retention incentive as the executive officer will only fully realize option gains if he or she remains employed by MedImmune through the four-year vesting period. The Compensation Committee will continue to monitor the appropriateness of stock options as the sole long-term incentive vehicle in light of the cost to the company, changing practices among industry peers, dilution levels, and MedImmune’s overall compensation philosophy.
Individual stock option grants for executive officers are determined each year by the Compensation Committee. In determining the number of options to grant to each executive officer, the Committee examines competitive data provided by the independent consultant and the individual contribution made by the executive in the prior year. Consistent with the targeted competitive positioning on other elements of compensation, the Compensation Committee intends to set grants based on the market median of MedImmune’s peer groups. MedImmune also monitors stockholder dilution levels relative to peers when making long-term incentive grants. Based on data provided by the independent consultant, the Compensation Committee believes that MedImmune’s current total potential dilution and aggregate annual grant practices are appropriate in comparison to MedImmune’s biotechnology peers and other employers with which the company competes for talent.
Other Benefits and Perquisites
MedImmune provides executives with benefits and perquisites similar to the general employee population. It is MedImmune’s current philosophy not to provide executive officers with any perquisites and benefits other than those that they receive under the general terms and conditions of perquisite and benefit plans in which all MedImmune employees participate.
Chief Executive Officer Compensation
The Compensation Committee meets outside of Mr. Mott’s presence to evaluate his performance. The results of this evaluation are considered in determining his compensation, consistent with the compensation policies described above. Mr. Mott participates in the same performance-based annual incentive and long-term incentive plans as other executive officers of MedImmune. Mr. Mott has an employment agreement with the company that has been approved by the Compensation Committee and includes provisions for severance, accelerated option vesting in certain circumstances and extended health care benefits. These benefits are described in greater detail in MedImmune’s public securities filings. Other than as set forth above, Mr. Mott receives no substantial additional perquisites or retirement benefits beyond those provided to the general employee population.

In February 2006, the Compensation Committee determined Mr. Mott’s salary increase, actual annual incentive payout for 2005 performance and the number of stock options to be granted to Mr. Mott in 2006. The base salary increase, annual incentive payout, and long-term incentive award were determined based upon the Compensation Committee’s review of the market data provided by the independent consultant, MedImmune’s overall achievement of its annual objectives in 2005, and Mr. Mott’s leadership and individual contributions in 2005, including his performance in connection with MedImmune’s 2005 objectives. Based on the Compensation Committee’s review, Mr. Mott’s annual salary was increased from $1,000,000 to $1,050,000. The Committee awarded Mr. Mott an incentive payment of $1,300,000 with respect to fiscal year 2005, representing 130% of Mr. Mott’s target award. In addition, Mr. Mott received 500,000 stock options in February 2006.

Compensation and Stock Committee

James H. Cavanaugh, Ph.D. (Chair)
M. James Barrett, Ph.D.
Barbara Hackman Franklin
Gordon S. Macklin
George M. Milne, Jr., Ph.D.
Executive Compensation
Summary Compensation Table
The following table summarizes the salary paid and option awards we granted to David M. Mott and our five other most highly compensated executive officers for 2005 (collectively, the “Named Executive Officers”) during each of the last three years, as well as the bonus paid in respect of the Named Executive Officer’s performance for each such year.

		Annual Compensation		Long-Term
				Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Option Awards (#)

David M. Mott	2005	991,667	1,300,000	600,000
Chief Executive Officer, President	2004	941,667	1,000,000	750,000
and Vice Chairman of the Board	2003	891,667	600,000	750,000
James F. Young, Ph.D.	2005	570,833	480,000	175,000
President, Research and Development	2004	545,833	400,000	200,000
	2003	520,833	325,000	250,000
Wayne T. Hockmeyer, Ph.D.	2005	545,833	300,000	175,000
Founder and Chairman of the Board;	2004	520,833	300,000	200,000
President, MedImmune Ventures, Inc.	2003	875,000	75,000	125,000
Edward M. Connor, M.D.	2005	393,333	275,000	100,000
Executive Vice President and Chief Medical Officer	2004	335,000	210,000	100,000
	2003	298,333	140,000	90,000
Lota S. Zoth, C.P.A.	2005	310,833	175,000	75,000
Senior Vice President and Chief Financial Officer	2004	273,975	160,000	60,000
	2003	202,568	70,000	15,000
Armando Anido, R.Ph.(1)	2005	393,333	—	115,000
Executive Vice President, Sales and Marketing	2004	358,333	190,000	70,000
	2003	346,667	125,000	160,000

(1)	Mr. Anido’s employment with MedImmune terminated effective as of February 4, 2006.

Option Grants in 2005
The following table sets forth information relating to our grant of stock options during 2005 to the Named Executive Officers.

	Individual Grants

	Number of	% of Total
	Securities	Options Granted	Exercise or
	Underlying	to Employees	Base Price	Expiration		Grant Date
Name	Options (#)(1)	in Fiscal 2005	($/sh)	Date		Fair Value ($)

David M. Mott	600,000	12%	24.17	02/16/2015		5,058,000	(2)
James F. Young, Ph.D.	175,000	3%	24.17	02/16/2015		1,475,250	(2)
Wayne T. Hockmeyer, Ph.D.	175,000	3%	24.17	02/16/2015		1,475,250	(2)
Edward M. Connor, M.D.	100,000	2%	24.17	02/16/2015		843,000	(2)
Lota S. Zoth, C.P.A.	75,000	1%	24.17	02/16/2015		632,250	(2)
Armando Anido, R.Ph.	115,000	2%	24.17	02/16/2015	(3)	969,450	(2)

(1)	Granted options become exercisable in equal quarterly installments over a four-year period following the date of grant.
(2)	The fair value of each option grant was estimated as of the date of grant using a binomial option pricing model with the following assumptions: risk-free interest rate— 4.3%; expected life of options— 5 years; expected stock price volatility— 32%; and expected dividend yield— 0%.
(3)	Mr. Anido’s stock options expire 90 days after February 4, 2006, the effective date of his termination of employment with MedImmune.
Aggregated Option Exercises in 2005 and Fiscal Year-End Values
The following table sets forth information relating to the exercise of stock options by the Named Executive Officers in 2005, the number of shares covered by stock options held by them at December 31, 2005 and the value of their “in-the-money” options (market price of our stock less the exercise price) at that date.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options at
	Shares		December 31, 2005 (#)		December 31, 2005 ($)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David M. Mott	—	—	3,921,323	1,190,625	$27,191,489	$11,501,719
James F. Young, Ph.D.	59,481	—	1,613,221	348,438	$11,784,151	$3,288,115
Wayne T. Hockmeyer, Ph.D.	—	—	1,639,999	325,001	$13,859,188	$3,241,868
Edward M. Connor, M.D.	140,000	$2,314,620	502,748	176,252	$6,690,068	$1,760,854
Lota S. Zoth, C.P.A.	—	—	77,811	107,189	$712,713	$1,140,787
Armando Anido, R.Ph.	40,625	$454,831	811,562	192,813	$753,398	$1,753,371
Employment Agreements
We entered into an employment agreement with each of Mr. Mott, Dr. Young, Dr. Connor, Mr. Anido and Ms. Zoth in December 2005, and with Dr. Hockmeyer in March 2006, that supersede the former agreements with these executive officers. The terms of the employment agreement are for a period of three years in the case of Mr. Mott, Dr. Hockmeyer and Dr. Young and two years in the case of Dr. Connor and Ms. Zoth. Each employment agreement renews automatically for additional one-year terms unless either party provides notice of the intent not to renew. Mr. Anido’s employment with MedImmune terminated effective as of February 4, 2006.
If the executive is terminated within 36 months, in the case of Mr. Mott, Dr. Hockmeyer and Dr. Young, or 24 months, in the case of Dr. Connor and Ms. Zoth, following a change in control of MedImmune, he or she will be entitled to receive (1) a severance payment equal to the sum of his or her semi-monthly base salary and the pro-rata bonus amount multiplied by 72, in the case of Mr. Mott, Dr. Young and Dr. Hockmeyer, or 48 in the case of Dr. Connor and Ms. Zoth, discounted, in each case, to the present value and (2) continuation of medical benefits coverage following the date of termination for 36 months, in the case of Mr. Mott and Dr. Young, or 24 months, in the case of Dr. Connor and Ms. Zoth. As Founder of MedImmune, Dr. Hockmeyer is entitled to lifetime medical coverage that would continue upon a change in control of MedImmune. Upon a change in control of MedImmune, all unvested stock options then held by Mr. Mott, Dr. Young and Dr. Hockmeyer will become immediately exercisable. In the event of a termination of employment within 24 months following a change in control of MedImmune, all unvested stock options then held by Dr. Connor and Ms. Zoth will become immediately exercisable.
In the event that any payment under the employment agreement constitutes an excess parachute payment under Section 280G of the Internal Revenue Code, the executive will be entitled to additional gross-up payments such that the net amount retained by the executive after deduction of any excise taxes and all other taxes on the gross-up payments is equal to the net amount that would have been retained from the initial payments under the employment agreement.
Each employment agreement provides for a base salary of the executive during the term, with such base salary to be reviewed for a possible increase each year by the Compensation and Stock Committee. The current base salaries (last adjusted as of February 23, 2006) for the Named Executive Officers currently employed by MedImmune are $1,050,000 for Mr. Mott, $575,000 for Dr. Hockmeyer, $600,000 for Dr. Young, $440,000 for Dr. Connor and $350,000 for Ms. Zoth. Under the employment agreements, each executive has an opportunity to earn an annual cash bonus based upon pre-determined performance standards of MedImmune, is entitled to participate in such employee benefit and fringe benefit plans or programs as are made available from time to time to our similarly situated executives and is eligible for the grant of stock options, as determined in the sole discretion of the Compensation and Stock Committee.
The employment agreements all include certain restrictive covenants for our benefit relating to non-disclosure by the executives of our confidential business information, our right to inventions and intellectual property, nonsolicitation of our employees and customers and noncompetition by the executives with our business. In the event that, subsequent to termination of employment, an employee breaches any of the restrictive covenants or directly or indirectly makes any adverse public statement or disclosure with respect to our business or securities, all payments and benefits to which the employee may otherwise be due under these agreements shall immediately terminate and be forfeited.
We have also entered into new employment agreements with our executive officers (other than the Named Executive Officers described above) that are identical in all material respects (other than with respect to compensation) to the agreements executed by Dr. Connor and Ms. Zoth.
The employment agreements have been included in our filings with the SEC as referenced by exhibit numbers 10.19, 10.20 and 10.21 of the Exhibit Index to our Annual Report on Form 10-K for the year ended December 31, 2005.
Director Compensation
As compensation for serving on the Board of Directors, members of the Board who are not our employees receive an annual retainer of $15,000 plus $2,500 for chairing a Board committee as well as fees of $2,500 for attending Board meetings, $1,000 for attending meetings of Board committees of which the director is a member, and reimbursement of related expenses. The Chairperson of the Audit Committee receives an additional $10,000 per year for chairing such committee. Directors may also be compensated for special assignments delegated by the Board. We also have a 2003 Non-Employee Directors Stock Option Plan, pursuant to which options for 30,000 shares are granted to each non-employee director upon commencement of service on the Board and options for 25,000 shares are generally granted to each non-employee director on June 30 of each year of continued service on the Board.

Equity Compensation Plan Information
The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under our equity compensation plans.

	A		B		C

	Number of				Number of Shares
	Shares to be				Remaining Available for
	Issued Upon		Weighted Average		Future Issuance Under
	Exercise of		Exercise Price of		Equity Compensation
	Outstanding		Outstanding		Plans (Excluding
Plan Category	Options		Options		Shares in Column A)

Equity Compensation Plans Approved by Securities Holders:
MedImmune Plans(1)	29,738,713	(2)	$32.55	(2)	20,012,378	(3)
Plans Acquired through Acquisitions(4)	579,189		$34.04		—
Equity Compensation Plans Not Approved by Securities Holders:
MedImmune Plans	—		—		—
Plans Acquired through Acquisitions(5)	786,973		$30.94		—

Total	31,104,875				20,012,378

(1)	Consists of the 2004 Stock Incentive Plan, as amended, the 2003 Non-Employee Directors Stock Option Plan, the 1993 Non-Employee Directors Stock Option Plan, the 1999 Stock Option Plan, the 1991 Stock Option Plan and the 2001 Employee Stock Purchase Plan (the “ESPP”).
(2)	Excludes shares available for future issuance under the ESPP.
(3)	Includes shares available for future issuance under the ESPP. As of December 31, 2005, 2,097,640 shares of our common stock were available for issuance under the ESPP.
(4)	Consists of the U.S. Bioscience, Inc. 1992 Stock Option Plan, the U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock Plan, the Aviron 1992 Stock Option Plan and the Aviron 1996 Equity Incentive Plan.
(5)	Consists of the U.S. Bioscience, Inc. Non-Executive Stock Option Plan, the Aviron 1999 Non-Officer Equity Incentive Plan and options issued by Aviron outside of any plan.

Performance Graph
The chart set forth below shows the cumulative return on an investment of $100 on December 31, 2000, in each of MedImmune’s common stock, the Standard & Poor’s 500 Composite Stock Index (the “S&P 500”), and the Nasdaq Pharmaceutical Stocks Total Return Index (the “Nasdaq Pharmaceutical Index”). All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. Our share prices have been adjusted to reflect our three-for-one stock split effected in June 2000. The S&P 500, in which we are members, is one of the most widely used benchmarks of U.S. equity performance and consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market value weighted index (stock price times number of shares outstanding), with each stock’s weight in the index proportionate to its market value. We have selected the Nasdaq Pharmaceutical Index, which is calculated and supplied by NASDAQ, as the appropriate published industry index for this comparison. The Nasdaq Pharmaceutical Index, which is comprised of approximately 300 companies, includes MedImmune among many other biotechnology companies. The stock price performance on the graph below is not necessarily indicative of future price performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
*     $100 invested on 12/31/2000 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

			Nasdaq
			Pharmaceutical
Date	MedImmune	S&P 500	Index

Dec-00	100.00	100.00	100.00
Dec-01	97.20	88.12	85.35
Dec-02	56.98	68.64	53.53
Dec-03	53.22	88.33	77.72
Dec-04	56.85	97.94	84.27
Dec-05	73.44	102.75	92.80

Report of the Audit Committee
The Board of Directors appoints the Audit Committee each year. The mission of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the accounting and financial reporting processes and the audits of the Company’s financial statements.
As set forth in its charter, the Audit Committee’s role is one of oversight. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and encompasses: the integrity of the Company’s financial statements; compliance with legal requirements relating to financial disclosure; the qualification and independence of the Company’s independent registered public accountants; and the effectiveness of the internal audit function and independent registered public accountants. The Company’s management is responsible for preparing the financial statements and the independent registered public accountants are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Company’s management is also responsible for maintaining effective internal controls over financial reporting and for making an assessment of the effectiveness of internal controls over financial reporting on an annual basis, and the independent registered public accountants are responsible for expressing opinions on management’s assessment and on the effectiveness of our internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), our independent registered public accountants, the Company’s financial statements for the year ended December 31, 2005, our assessment as of December 31, 2005 of the effectiveness of internal controls over financial reporting, and the opinions of PricewaterhouseCoopers concerning our 2005 consolidated financial statements and internal controls over financial reporting as of December 31, 2005. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as well as the independence of PricewaterhouseCoopers from our management and us. PricewaterhouseCoopers provided the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also received from PricewaterhouseCoopers written confirmations with respect to the non-audit services provided to us by PricewaterhouseCoopers and considered whether the provision of such non-audit services was compatible with maintaining PricewaterhouseCoopers’ independence.
The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and PricewaterhouseCoopers. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the integrated audit of our financial statements and internal control over financial reporting has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States, that our internal controls over financial reporting were effective as of December 31, 2005 based on criteria established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), or that PricewaterhouseCoopers is in fact “independent.”
Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2005 be included in our Annual Report to Stockholders and its Annual Report on Form 10-K filed with the Securities and Exchange Commission and determined, subject to ratification by our stockholders, to retain PricewaterhouseCoopers as independent registered public accountants to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting as of and for the year ending December 31, 2006.

Audit Committee

Barbara Hackman Franklin (Chair)
Gordon S. Macklin
M. James Barrett, Ph.D.
Elizabeth H.S. Wyatt

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of ownership and changes in ownership of our common stock with the SEC, with a copy delivered to us. Based on our review of the Section 16(a) reports and written representations from the executive officers and directors, we believe that our officers and directors complied on a timely basis with reporting requirements applicable to them for transactions in 2005.
Certain Relationships and Related Party Transactions
We employ three individuals who are related to our directors or executive officers:

•	John T. Hockmeyer, the son of Wayne T. Hockmeyer, Ph.D., has been employed in our sales and marketing group since 1996. John Hockmeyer’s total compensation in 2005, inclusive of salary, bonus, fair value of stock options at grant and employer-paid benefits was approximately $198,628.

•	Kathryn C. Barrett, the daughter-in-law of M. James Barrett, Ph.D., has been employed in our public affairs group since 2004, prior to her marriage to Dr. Barrett’s son. Ms. Barrett’s total compensation in 2005, inclusive of salary, bonus, fair value of stock options at grant and employer-paid benefits was approximately $104,448.

•	Richard L. Heddens, the brother-in-law of James F. Young, Ph.D., has been employed as a sales representative of MedImmune since 2000. Mr. Heddens’ total compensation in 2005, inclusive of salary, commissions, fair value of stock options at grant and employer-paid benefits was approximately $140,995.
The salary, bonus and stock options (and, in the case of Mr. Heddens, commission) received by each of these individuals is commensurate with amounts paid to our similarly situated employees. We offer all similarly situated employees the same employer-paid benefits as these individuals. Dr. Hockmeyer does not review John Hockmeyer’s performance or compensation, Dr. Barrett does not review Ms. Barrett’s performance or compensation, and Dr. Young does not review Mr. Heddens’ performance or compensation.
Mr. Melvin D. Booth served as a director of MedImmune from November 1998 until April 2005, the President and Chief Operating Officer of MedImmune from October 1998 through December 2003 (in a part-time capacity reporting to Mr. Mott from January 2004 until April 2005), and in a part-time capacity reporting to Dr. Hockmeyer (in his capacity as President, MedImmune Ventures) until March 31, 2006, primarily assisting in the review of potential venture capital investments. Under the terms of his employment agreement, which has been included in our filings with the SEC as referenced by exhibit number 10.18 of the Exhibit Index to our Annual Report on Form 10-K for the year ended December 31, 2004, Mr. Booth received an annual salary of $50,000.
MedImmune, through its wholly owned subsidiary, MedImmune Ventures, Inc., invests from time to time in biotechnology or pharmaceutical companies seeking venture capital financing. Three members of our Board of Directors are partners in unrelated venture capital firms that also invest in biotechnology or pharmaceutical companies and, on occasion, funds managed by two of those venture capital firms have invested in the same companies as MedImmune Ventures. Although no such investments in new portfolio companies were made in 2005, MedImmune Ventures purchased additional shares in one such company and continues to hold minority equity positions in three such companies in which one or the other of those venture capital firms has also invested. No member of our Board of Directors received any fee or other compensation from us as a result of these investments.
PROPOSAL 2— AMENDMENT TO THE 2003 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
On February 23, 2006, the Compensation and Stock Committee approved an amendment to the 2003 Non-Employee Directors Stock Option Plan (the “Non-Employee Directors Plan”), subject to stockholder approval, to increase the number of shares authorized for issuance under the plan from 800,000 shares to 1,350,000 shares. As of March 31, 2006, there were 200,000 shares available for issuance under the Non-Employee Directors Plan. If this amendment to the plan is not approved by the stockholders, the numbers of shares remaining available for issuance under the plan will remain at 200,000 shares.
The Non-Employee Directors Plan was approved by the Board of Directors on February 20, 2003 and by our stockholders on May 22, 2003. The purpose of the Non-Employee Directors Plan is to compensate non-management directors for participation on the Board of Directors or its committees by the automatic grant of stock options to purchase shares of our common stock. Directors who are employees of MedImmune are not eligible to participate in the Non-Employee Directors Plan.
The full text of the Non-Employee Directors Plan is included with our 2003 proxy statement, filed with the SEC on April 17, 2003. Following is a brief description of the principal features of the Non-Employee Directors Plan, which description is qualified in its entirety by reference to the full text of the plan.
Participation and Administration
Directors who are not employees of MedImmune (currently seven persons) are eligible to participate in the Non-Employee Directors Plan. The Non-Employee Directors Plan is administered by our Board of Directors. All questions of interpretation of the Non-Employee Directors Plan or of the options granted pursuant to the Non-Employee Directors Plan are determined by the Board. However, the grants of stock options and the amount and nature of the options granted is automatic, as described below.
Terms and Condition of Options
Under the Non-Employee Directors Plan, an option to purchase 30,000 shares of our common stock is granted to each non-employee director upon initial appointment to the Board of Directors. In addition, an annual stock option award is granted to each director on June 30 of each year during the director’s term, provided the director has been a member of the Board for at least one year. Effective as of February 23, 2006, the Compensation and Stock Committee decreased the amount of the annual stock option award for each non-employee director from 30,000 shares to 25,000 shares.
The exercise price for an option is determined by the closing price as reported on the NASDAQ National Market (or other principal exchange on which our common stock is traded) on the business day preceding the date the option is granted. An option becomes exercisable in four equal annual installments beginning on the first anniversary of the date of grant, and expires on the tenth anniversary of the date of grant. If a director is terminated for cause, all options will be forfeited immediately. If a director ceases to be member of the Board for any other reason, unvested options will terminate and only previously vested options may be exercised for a period of three months following termination (or one year in the case of termination on account of death or disability). In the event of a change in control of MedImmune, all options would vest immediately unless such options are assumed by the successor corporation.
The exercise price of an option granted under the Non-Employee Directors Plan must be paid upon exercise of the option and may include payment by check, by delivery of shares of our common stock that have a fair market value on the exercise date equal to the exercise price of the option, by a broker-assisted cashless exercise, or by a combination of the foregoing. Stock options granted under the Non-Employee Directors Plan are non-qualified stock options.
Shares Subject to the Non-Employee Directors Plan
If the amendment to the Non-Employee Directors Plan is approved by our stockholders, the number of shares of common stock that are reserved for issuance under the plan will be increased from 800,000 shares to 1,350,000 shares, subject to adjustment for stock splits and similar events. Options and shares that are forfeited or otherwise reacquired by us will again be available for the grant of options under the Non-Employee Directors Plan. Shares of common stock issued under the Non-Employee Directors Plan may be authorized but unissued shares or shares reacquired by us and held in treasury.
Amendment and Termination
The Non-Employee Directors Plan shall remain in full force and effect until suspended or discontinued by the Board of Directors. The Board may at any time review or amend the plan, provided that approval of our stockholders is required for any amendment that has the effect of reducing the exercise price of stock options previously granted. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with the rules of any securities exchange or for any other reason, the Board may seek stockholder approval for any other amendment to the plan.

Effective Date of the Non-Employee Directors Plan
The Non-Employee Directors Plan became effective on May 22, 2003, the date it was approved by our stockholders. The amendment to the plan to increase the number of shares of common stock authorized for issuance under the plan from 800,000 shares to 1,350,000 shares will become effective on the date it is approved by our stockholders.
Federal Income Tax Aspects
The following is a general description of federal income tax consequences to our non-employee directors relating to stock options granted under the Non-Employee Directors Plan. This discussion does not purport to cover all federal tax consequences relating to the directors or MedImmune, nor does it describe state, local or foreign tax consequences.
A director will not recognize income upon the grant of a non-qualified stock option to purchase shares of common stock. Upon exercise of the option, the director will recognize ordinary compensation income equal to the excess of the fair market value over the exercise price for such shares. We will be entitled to a tax deduction equal to the amount of ordinary compensation income recognized by the director. The deduction will be allowed at the same time the director recognizes the income. The tax basis of the shares of common stock in the hands of the director will equal the exercise price paid for the shares plus the amount of ordinary compensation income the director recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. A director who sells shares of common stock acquired on exercise of the option will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale.
The Board of Directors recommends a vote FOR approval of an amendment to the 2003 Non-Employee Directors Stock Option Plan to increase the number of shares authorized for issuance under the plan from 800,000 shares to 1,350,000 shares.

PROPOSAL 3— APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006
The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2006 fiscal year, subject to stockholder approval and ratification. The Audit Committee, in making its determination, reviewed the performance of PricewaterhouseCoopers in prior years as well as the firm’s reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with PricewaterhouseCoopers in these respects. PricewaterhouseCoopers has served as our independent registered public accounting firm since our inception. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make such statements as they may desire. They will also be available to respond to appropriate questions from the stockholders present at the meeting.
Fees and Services of PricewaterhouseCoopers LLP
The following table summarizes fees billed to us by PricewaterhouseCoopers for the audit of our annual financial statements included in our Annual Report on Form 10-K for each of 2005 and 2004, review of our financial statements included in our Quarterly Reports on Form 10-Q for 2005 and 2004, respectively, and services that were provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements for those fiscal years, in each case as described in greater detail below:

	Worldwide Fees

Service	2005	2004

Audit fees(1)	$1,643,977	$1,804,846
Audit related fees(2)	174,492	240,635
Tax fees(3)	174,556	169,241
Other(4)	3,000	3,000

Total	$1,996,025	$2,217,722

(1)	Includes fees for the audit of our annual financial statements (including compliance testing related to internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002), statutory audits of foreign subsidiary financial statements, systems controls reviews and services associated with securities filings.
(2)	Includes fees for accounting research and consultation, assistance with Sarbanes-Oxley compliance-related matters, audits of employee benefit plans, and assistance with other transactions.
(3)	Includes fees for tax services relating to tax return preparation, consultation and expatriate services for our international subsidiaries, tax planning services, fees relating to our federal, state and local tax returns, transaction cost analysis and consultation relating to acquisitions.
(4)	Includes license fees for accounting research software.
The Audit Committee approves in advance all audit services, audit-related services, tax-related services and any other services provided by our independent registered public accounting firm.
The Board of Directors recommends a vote FOR approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.

SECURITY OWNERSHIP
Principal Stockholders
The following table sets forth certain information regarding the beneficial ownership of our common stock of each person known to be the beneficial owner of more than five percent of the outstanding common stock, each of our directors, each of our Named Executive Officers and all our executive officers and directors as a group. Unless otherwise specified, the information in the table below is as of January 31, 2006 and the address of each named beneficial owner is c/o MedImmune, Inc., One MedImmune Way, Gaithersburg, Maryland 20878.

	Beneficial Ownership

	Number of
Name	Shares	Percent

FMR Corp.(1)	20,928,888	8.20%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.(2)	17,567,412	6.88%
100 E. Pratt Street
Baltimore, MD 21202
Wayne T. Hockmeyer, Ph.D.(3)	1,696,875	*
David M. Mott(3)	4,291,718	1.68%
David Baltimore, Ph.D.(3)	27,060	*
M. James Barrett, Ph.D.(3)	136,000	*
James H. Cavanaugh, Ph.D.(3)(4)	277,428	*
Barbara Hackman Franklin(3)	179,925	*
Gordon S. Macklin(3)	235,000	*
George M. Milne, Jr., Ph.D.(3)	7,500	*
Elizabeth H.S. Wyatt(3)	76,000	*
James F. Young, Ph.D.(3)(5)	1,778,971	*
Edward M. Connor, M.D.(3)	566,500	*
Lota S. Zoth, C.P.A.(3)	90,349	*
Armando Anido, R.Ph.(3)	813,034	*
All executive officers and directors as a group (20 persons)(3)(4)(5)	11,058,620	4.33%

*	Less than one percent.

(1)	Based on a Schedule 13G dated February 14, 2006.
(2)	Based on an amendment to Schedule 13G dated February 14, 2006. We have been advised that various individual and institutional investors own these securities and T. Rowe Price Associates, Inc. serves as investment adviser with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such securities, but it expressly disclaims such beneficial ownership.
(3)	Includes shares of common stock issuable upon exercise of options vesting prior to April 1, 2006 as follows: Dr. Hockmeyer, 1,686,875 shares; Mr. Mott, 4,099,448 shares; Dr. Baltimore, 22,500 shares; Dr. Barrett, 135,000 shares; Dr. Cavanaugh, 105,000 shares; Ms. Franklin, 175,000 shares; Mr. Macklin, 225,000 shares; Dr. Milne, 7,500 shares; Ms. Wyatt, 75,000 shares; Dr. Young, 1,667,909 shares; Dr. Connor, 526,500 shares; Ms. Zoth, 89,375 shares; Mr. Anido, 811,562 shares; and all executive officers and directors as a group, 10,687,418 shares.
(4)	Includes 88,590 shares owned directly by Dr. Cavanaugh and 83,838 shares owned by a partnership of which Dr. Cavanaugh is a general partner.
(5)	Includes 11,039 shares as to which Dr. Young has shared voting power, which shares are held in the James F. and Christine M. Young Foundation, a charitable foundation.

OTHER MATTERS
Our Board of Directors knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting and, in that event, it is the intention of the Proxy Committee to vote as it recommends.
Proxy Solicitation
We are conducting the solicitation of proxies and will bear the cost. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. We expect to solicit proxies primarily by mail, but our directors, officers, and other employees may also solicit in person, by telephone, by facsimile, or by mail. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie Partners, Inc. will solicit proxies by personal interview, telephone, facsimile, and mail. It is anticipated that the fee for those services will not exceed $5,000 plus reimbursement of customary out-of-pocket expenses.
Deadline for Submission of Stockholder Proposals for Next Year’s Annual Meeting
The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for our Annual Meeting. For a proposal to be considered for inclusion in the proxy statement for our 2007 Annual Meeting of Stockholders, it must be submitted in writing and received by our Corporate Secretary no later than December 22, 2006. Stockholders who wish to submit a proposal at our 2007 Annual Meeting of Stockholders but do not comply with requirements for inclusion of the proposal in the proxy statement must submit the proposal in writing, to be received by our Corporate Secretary no later than March 7, 2007, which date is 45 days before the first anniversary of the date on which this proxy statement is first being mailed to stockholders.
Our Annual Report to stockholders, including our audited financial statements for the year ended December 31, 2005, is being mailed with this proxy statement to all stockholders of record as of the close of business on March 31, 2006.
Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for proxy materials, stockholders who share the same address will receive only one copy of the annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record. If you prefer to receive multiple copies of the proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies by contacting us in writing to MedImmune c/o the Corporate Secretary at our corporate headquarters. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting us in the same manner.
If you are a beneficial owner (for example, you hold your shares in a brokerage or custody account), you can request additional copies of the proxy statement and annual report or you can request householding by notifying your broker, bank or nominee.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, VOTE TELEPHONICALLY OR VOTE OVER THE INTERNET.

By Order of the Board of Directors,

WILLIAM C. BERTRAND, JR.
Corporate Secretary
One MedImmune Way
Gaithersburg, Maryland 20878
April 21, 2006

One MedImmune Way	Gaithersburg, Maryland 20878	301-398-0000	Fax: 301-398-9000	www.medimmune.com
MEDI06ASM-02.02

THIS PROXY IS SOLICITED
ON BEHALF OF
THE BOARD OF DIRECTORS
OF MEDIMMUNE, INC.
The undersigned hereby appoints David M. Mott and William C. Bertrand, Jr., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of MedImmune, Inc. held in the name of the undersigned at the close of business on March 31, 2006, at the 2006 Annual Meeting of Stockholders to be held at One MedImmune Way, Gaithersburg, Maryland 20878, on May 25, 2006, at 10:00 a.m. local time, and at any adjournments thereof, with all the powers the undersigned would have if personally present, as indicated on the reverse side hereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF MEDIMMUNE, INC.
May 25, 2006
Please complete, date, sign and mail your proxy card
in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND
“FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ■

1.	ELECTION OF DIRECTORS

NOMINEES:
☐	FOR ALL NOMINEES	☐	Wayne T. Hockmeyer, Ph.D. (Chairman)
		☐	David M. Mott
☐	WITHHOLD AUTHORITY	☐	David Baltimore, Ph.D.
	FOR ALL NOMINEES	☐	M. James Barrett, Ph.D.
		☐	James H. Cavanaugh, Ph.D.
☐	FOR ALL EXCEPT	☐	Barbara Hackman Franklin
	(See instructions below)	☐	Gordon S. Macklin
		☐	George M. Milne, Jr., Ph.D.
		☐	Elizabeth H.S. Wyatt

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ■

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the 2003 Non-Employee Directors Stock Option Plan.	☐	☐	☐

3.	To approve and ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006.	☐	☐	☐

4.	The Board of Directors may vote in their discretion upon such other matters that may properly come before the meeting, and in accordance with the accompanying notice and proxy statement, receipt of which is acknowledged.
All proposals referenced herein have been made by MedImmune, Inc. and no proposal is related to or conditioned upon the approval of any other proposal. If this proxy is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the stockholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this proxy will be voted FOR the election of directors, FOR Proposal 2 and FOR Proposal 3.
To change the address on your account, please check the box at right and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:	Signature of Stockholder:

Date:	Date:

Note: This Proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.